UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                          MUSKOKA FLOORING CORPORATION
                 (Name of small business issuer in its charter)

           Delaware                       5211                        N/A
   State or jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization  Classification Code Number)   Identification No.)

                          MUSKOKA FLOORING CORPORATION
                        2711 Centerville Road, Suite 400
                              Wilmington, DE 19808
                                 (705) 794-9481

          (Address and telephone number of principal executive offices)

                                  P.O. Box 293
                                 33 Card Avenue
                      Perkinsfield, Ontario Canada L0L 2JO
                                 (705) 794-9481
                               Fax: (905) 949-0601

(Address of principal place of business or intended principal place of business)


Approximate date of proposed sale to the public: As soon as practical after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Registration statement is expected to be made pursuant to Rule 434, check the box. |_|


                         CALCULATION OF REGISTRATION FEE

 Title of each class of       Amount to be          Proposed maximum       Proposed maximum           Amount of
    securities to be           registered          offering price per     aggregate offering    registration fee [2]
       registered                                       unit [1]                 price

Common Stock by Selling          482,500                 $0.05                 $ 24,100                $ 2.57
 Security Shareholders



[1] The offering price has been arbitrarily determined by Muskoka Flooring Corporation and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                          MUSKOKA FLOORING CORPORATION

                             SHARES OF COMMON STOCK
        482,500 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 482,500 shares of common stock for sale to the public through this prospectus at the price of $0.05 per share. The offering price has been arbitrarily determined by Muskoka Flooring Corporation and bears no relationship to assets, earnings, or any other valuation criteria. Our common stock is presently not traded on any market or securities exchange.

The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The following table sets forth the information for the share offering:

                                        PRICE        UNDERWRITING     PROCEEDS
                                       TO PUBLIC     DISCOUNTS OR    TO COMPANY
                                       ---------     COMMISSIONS     ----------
                                                    -------------

Per share (Offered by Certain
Selling Shareholders)                  $ 0.05            None           None

Total shares offered by Certain
Selling Shareholders                                     None           None
482,500                               $ 24,100


THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6- 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PLEASE READ THIS PROSPECTUS CAREFULLY.


The date of this prospectus is December 21, 2007

                                TABLE OF CONTENTS


PART I

Summary Information..........................................................5
Risk Factors.................................................................6
Use of Proceeds..............................................................11
Determination of Offering Price..............................................11
Dilution.....................................................................11
Selling Security Holders.....................................................12
Plan of Distribution.........................................................13
Legal Proceedings............................................................14
Directors, Officers, Promoters, and Control Persons..........................14
Security Ownership of Certain Beneficial Owners and Management...............15
Description of Securities....................................................16
Interests of Named Experts and Counsel.......................................17
Disclosure of Commission Position on Indemnification for Security
Act Liabilities..............................................................17
Organization within Last Five Years..........................................17
Description of Business......................................................17
Management's Discussion and Analysis or Plan of Operation....................24
Description of Property......................................................25
Certain Relationships and Related Transactions...............................25
Market for Common Equity and Related Stockholder Matters.....................26
Executive Compensation.......................................................26
Financial Statements.........................................................27
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................45

PART II

Indemnification of Directors and Officers....................................45
Other Expenses of Issuance and Distribution..................................45
Recent Sales of Unregistered Securities......................................46
Exhibits.....................................................................47
Undertakings.................................................................47
Signatures...................................................................48

Until ________, 2008, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               SUMMARY INFORMATION

MUSKOKA FLOORING CORPORATION

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8.

Corporate Background

Muskoka Flooring Corporation ("Muskoka") was organized on July 20, 2005. Muskoka has not generated any revenue to date and should be considered as a development stage corporation. Muskoka is in the business of importing hardwood flooring materials from around the world and reselling them in the United States and Canada. Muskoka will not manufacture any equipment or goods, but will resell hardwood flooring products from various manufacturers through it proposed website.

Muskoka's principal office is located at P.O. Box 293, 33 Card Avenue, Perkinsfield, Ontario, Canada L0L 2J0. Our telephone number is (705) 794-9481 and our facsimile number is (905) 949-0601.

                                  The Offering
                                  ------------

---------------------------------------  ---------------------------------------
Securities being offered                 Up to 482,500 shares of common stock,
                                         $.001 par value per share are being
                                         sold by certain Selling Shareholders.
---------------------------------------  ---------------------------------------
Offering Price                           A price per share is set at $0.05 for
                                         the duration of the offering.
---------------------------------------  ---------------------------------------
Market for the Common Shares             There is no public market for the
                                         common shares. The price per share is
                                         $0.05. In addition, the offering price
                                         for the shares will remain $0.05 per
                                         share until shares are quoted on the
                                         Over-The-Counter (OTC) Bulletin Board
                                         or an exchange. The selling security
                                         holders may sell at prevailing market
                                         prices or privately negotiated prices,
                                         only after the shares are quoted on
                                         either the OTC Bulletin Board or an
                                         exchange. There is no assurance that
                                         Muskoka Flooring Corporation will be
                                         able to meet the requirement for a
                                         public listing or quotation of its
                                         Common Stock. Further, even if Muskoka
                                         Flooring Corporation is able to have
                                         its Common Stock quoted or granted a
                                         listing, there is no assurance that a
                                         market for the common shares will
                                         develop. If a market develops, there
                                         can be no assurances that the price of
                                         the shares in the market will be equal
                                         to or greater than the price per share
                                         investors pay in this offering; in
                                         fact, the price of our shares in any
                                         market that may develop could be
                                         significantly lower.
---------------------------------------  ---------------------------------------
Minimum Number of shares to be Sold in   None.
this Offering
---------------------------------------  ---------------------------------------
Securities Issued and to be issued       Currently 1,482,500 shares of our
                                         common stock are issued and
                                         outstanding. 482,500 of the currently
                                         issued common stock are to be sold
                                         under this prospectus by existing
                                         shareholders.
---------------------------------------  ---------------------------------------
Use of Proceeds                          Muskoka Flooring Corporation will not
                                         receive any proceeds from the sale of
                                         the 482,500 common stock sold from the
                                         selling security shareholders.
---------------------------------------  ---------------------------------------
Terms of the Offering                    The selling security shareholders will
                                         determine when and how they will sell
                                         the common stock offered in this
                                         prospectus.
---------------------------------------  ---------------------------------------
Offering Period                          The shares are being offered for a
                                         period not to exceed 90 days from the
                                         date this Prospectus is effective with
                                         the Security and Exchange Commission,
                                         unless extended by the Company for an
                                         additional 90 days.
---------------------------------------  ---------------------------------------

You should rely only on the information contained in this prospectus. Muskoka Flooring Corporation has not authorized anyone to provide you with information different from that, which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included in this prospectus.


   Income Statement                For the period from July 20, 2005 (inception)
                                                  To September 30, 2007
                                   ---------------------------------------------
   Revenues                                   $            0
   Net Income (Loss)                          $      (24,125)
   Net Income (Loss) per Share                $            0

   Balance Sheet                            As of September 30, 2007
                                   ---------------------------------------------
   Total Assets                               $       10,850
   Total Liabilities                          $        5,500
   Shareholders' Equity (Deficit)             $        5,350



                                  RISK FACTORS

Muskoka Flooring Corporation ("Muskoka", "the Company", "we" or "us") considers the following to be all the material risks to an investor regarding this Offering. Muskoka should be viewed as a high-risk investment and speculative in nature. An investment in Muskoka's common stock may result in a complete loss of the invested amount.

THERE IS SUBSTANTIAL DOUBT ABOUT MUSKOKA'S ABILITY TO CONTINUE AS A GOING
CONCERN

Our auditor's report on our June, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern. Our officer and director may be unable or unwilling to loan or advance any additional capital to Muskoka; therefore, you may be investing in a company that will not have the funds necessary to continue its operations.

MUSKOKA HAS NO OPERATING HISTORY, THUS THE COMPANY CANNOT PREDICT WHETHER IT WILL BE SUCCESSFUL IN REMAINING AN ONGOING CONCERN

Muskoka is a development stage company that was only recently established in July, 2005. Although Muskoka has begun the process of setting up a web-site for sale of hardwood flooring materials, (www.muskokaflooring.net), it has not begun its initial revenue generating operations. There can be no assurance that Muskoka will ever reach a level of profitability. The revenue and income potential of Muskoka's proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business or determine whether or not it will remain as a going concern.

MUSKOKA'S WEBSITE IS NOT YET FULLY DEVELOPED, AS SUCH THERE IS NO ASSURANCE THE COMPANY'S ANTICIPATED BUSINESS OF SELLING HARDWOOD FLOORING MATERIALS ON-LINE WILL EVER GENERATE REVENUE

Muskoka faces multiple risks associated with the development of a new and speculative business. The Company has no products, has not provided any services, and has limited assets. In addition, Muskoka will be subject to numerous risks, expenses and difficulties typically encountered in the development of new business. There is no assurance that Muskoka's anticipated business will ever be successful or profitable.

MUSKOKA'S OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS WILL MORE THAN LIKELY FLUCTUATE SIGNIFICANTLY FAILING TO MEET INVESTORS EXPECTATIONS

If, and when, Muskoka begins operations, Muskoka expects significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

   * Demand for hardwood flooring products;

   * Muskoka's ability to expand its market share;

   * Competitive factors that affect Muskoka's pricing structure;

   * The variety and mix of products Muskoka Flooring anticipates to sells;

   * The timing and magnitude of capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;

   * Conditions specific to the internet industry as well as distribution of hardwood flooring products and general economic factors;

   * Changes in generally accepted accounting policies, especially those related to the online sales industry; and

   * New government regulation or legislation related to online sales and distribution of hardwood flooring products.

MUSKOKA IS A START-UP COMPANY WITH LIMITED FUNDS; THEREFORE IT MAY NOT BE CAPABLE OF DEVELOPING ITS PROPOSED BUSINESS INTO A REVENUE GENERATING OPERATION

Muskoka's ability to develop the business into a revenue generating operation will depend on a number of factors, which include the ability to:

   * Provide quality hardwood flooring products and materials that are attractively priced to the retail market;

   * Market the retail sales of hardwood flooring products that Muskoka carries on its proposed website effectively;

   * Continue to expand Muskoka's infrastructure to accommodate growth in the business;

   * Establish relationships with wholesalers and direct suppliers within the hardwood flooring products industry that will allow Muskoka to sell products at a profit;

   * Hire, retain, and motivate qualified personnel; and

   * Effectively respond to competition.

If Muskoka is not successful in meeting these challenges and addressing the risks and uncertainties associated with operating a business with limited funds, Muskoka would fail and any investment made in the common stock would decline in value or be completely lost.

MUSKOKA'S OPERATIONS AND ASSETS ARE LOCATED IN CANADA AND NOT IN THE UNITED STATES, ASIA, SOUTH AMERICA OR OTHER POSSIBLE COUNTRIES OF IMPORT AND ARE THEREFORE SUBJECT TO RISKS RELATED TO CURRENCY VARIATIONS, CHANGES IN THE LAW AND THE POLITICAL CLIMATE OF DIFFERENT COUNTRIES.

Muskoka's operations and assets are concentrated in Canada, however it plans to develop its business through accessing markets in the United States and importing products from Asia, South America and others countries around the world. There are inherent legal, political and economic risks in concentrating assets and operations in one country while attempting to develop and build a business in a foreign country. Muskoka will be subject to fluctuations in the exchange rates pertaining to the Canadian dollar, the US dollar, and other foreign currencies. Differences in currency values may handicap Muskoka in the development and/or operation of its business, for example, by causing the price of goods, services and transportation to exceed the revenue that can be generated in the target markets respective currencies. Muskoka is also subject to the inherent instability of relations between countries. Such relations may become strained or non-existent and as a result Muskoka may be excluded from its intended import markets. Furthermore Muskoka may face changes in the laws of its intended import market countries, which may place it at a competitive disadvantage with any local competitors. As a corporation based in a foreign country, Muskoka may face difficulties in obtaining and/or enforcing local judgments it may obtain in its intended import market countries.

MUSKOKA CURRENTLY HAS NO CUSTOMERS; IF THE COMPANY IS UNABLE TO GAIN CUSTOMERS OR DEVELOP MARKET ACCEPTANCE IN A RELATIVELY SHORT PERIOD OF TIME THE COMPANY WILL FAIL

Selling hardwood flooring products "on-line" is a relatively new and emerging market; there can be no assurance that customers will adopt Muskoka's proposed business. Accordingly, Muskoka cannot accurately estimate the potential demand for the products Muskoka anticipates selling.

Muskoka believes that the acceptance of hardwood flooring products will depend on its ability to:

   * Effectively market Muskoka's website and the hardwood flooring products that it anticipates selling;

   * Provide high quality customer support and be able to attract and retain customers;

   * Distribute and price the products in a manner that is engaging to customers;

   * Develop and maintain a favorable reputation among clientele and potential customers; and

   * Have the financial ability to withstand downturns in the general economic environment or any conditions that would slow sales of hardwood flooring products.

IF MUSKOKA'S PLAN TO SELL HARDWOOD FLOORING PRODUCTS DIRECTLY TO CUSTOMERS OVER THE INTERNET IS NOT SUCCESSFUL, MUSKOKA WOULD NOT BE ABLE TO GENERATE REVENUE, AS A RESULT INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT

Muskoka plans to sell hardwood flooring products directly to customers through its proposed website. The ability to achieve revenue growth in the future will depend on the ability to develop and maintain an effective website that will attract customers, the ability to hire qualified sales and technical personnel, and offer new hardwood flooring products. In addition, Muskoka is dependent on several factors relating to the Internet as a whole, including the relatively new and unproven nature the Internet as a medium is for commerce. Although sales over the Internet have continued to develop and grow over the past several years the Internet is a developing market and long-term acceptance of the Internet as a sales medium has not been statistically proven. Only recently have a few select companies shown a reasonable profit through Internet business sales and commerce; there can be no assurance that a trend towards profitability will continue or be sustained by Muskoka, of which would result in complete loss in its common share value.

IN THE FUTURE MUSKOKA WILL BE REQUIRED TO INCREASE ITS OPERATING EXPENSES IN ORDER TO GROW; ANY INCREASE OF EXPENSES THAT IS NOT OFFSET WITH REVENUE WILL RESULT IN LOSSES TO THE COMPANY

Muskoka plans to increase operating expenses in order to bring about and support higher sales of hardwood flooring products, which will result in losses that Muskoka may not be able to offset with revenues. Specifically, Muskoka plans to increase operating expenses to expand sales and marketing operations. If revenue falls below our expectations in any quarter and Muskoka is not able to quickly reduce spending in response, Muskoka's operations will be adversely affected and may result in significant losses.

MUSKOKA WILL NEED ADDITIONAL CAPITAL TO EXPAND ITS PROPOSED BUSINESS AND REMAIN AS A GOING CONCERN, WITHOUT WHICH, THE COMPANY WILL FAIL

As of September 30, 2007, the Company had $10,850 of cash on hand and available. Muskoka anticipates expenses of approximately $7,500 relating to this offering.

Capital will be expended on continuing the development of the website (estimated at $4,500), beginning the initial phases of the marketing plan ($1,500), and administrative expenses ($1,000). The future expansion of the business, beyond the initial development stages, as described above will require significant capital to fund anticipated operating losses, working capital needs, marketing, and capital expenditures. (See "Use of Proceeds" herein.)

Although, management believes during the next twelve months, Muskoka will be able to meet its cash requirements, there can be no assurance Muskoka will be successful in raising future proceeds or that its proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital, whether through an inability to raise funds or generate revenue, would adversely impact the progress and development of the business.

Future equity or debt financing may not be available to Muskoka on favorable terms, or perhaps may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as Muskoka. Muskoka's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

MUSKOKA WILL ENCOUNTER INTENSE COMPETITION, WHICH COULD LEAD TO GREATER EXPENSES IN ESTABLISHING A POSITION WITHIN THE MARKETPLACE; IF THE COMPANY IS UNABLE TO MEET THE DEMAND OF THESE EXPENSES THE BUSINESS WOULD FAIL

Muskoka will face intense competition from other businesses that sell and distribute hardwood flooring products including Internet distributors and companies with store front sales of hardwood flooring products. These competitors will have longer operating histories, greater brand name recognition, and larger installed customer bases. Competition will pose the following hurdles to the success of Muskoka:

   * The established competition will have significantly more financial resources, R&D facilities, and marketing experience than those of Muskoka. The competition may create future developments that will render the Company's proposed business plan obsolete;

   * Muskoka anticipates competition from new entrants into its targeted industry segment. The Company believes that demand for hardwood flooring products will grow. As this occurs, Muskoka expects competition to become more intense and there can be no guarantee the Company will be able to remain competitive with new entries into the market;

   * Muskoka will likely need to obtain and maintain certain advantages over its competitors. Maintaining such advantages will require a continued high level of investment by the Company in marketing, sales, and customer support;

   * There can be no assurance that Muskoka will have sufficient resources to maintain its marketing, sales and customer support efforts on a competitive basis or that the Company will be able to make the technological advances necessary to maintain a competitive advantage with respect to proposed business; and

   * Increased competition could result in price reductions, fewer product orders, and reduced operating margins, any of which could materially and adversely affect the Company's business, financial condition, and results of operations.

MUSKOKA WILL DEPEND UPON THIRD PARTIES FOR THE SUCCESS OF ITS FUTURE BUSINESS, WHICH COULD LEAD TO OPERATIONAL DELAYS AND ADDITITIONAL EXPENSES THAT THE COMPANY MAY NOT BE ABLE TO OVERCOME RESULTING IN THE FAILURE OF THE BUSINESS

Muskoka's future performance will depend upon its ability to import hardwood products and materials, market those products through its proposed website, and deliver the products to the buyer. In this regard, Muskoka may contract with import/export consultants, third-party web designers, marketing consultants and shipping and delivery companies. However, the Company has no guarantee that the third party's capacity will be sufficient to meet the demand for the Company's business in terms of quality and delivery. If the third party cannot meet the Company's demands, there can be no assurance that Muskoka will ever achieve revenues or have profitable operations.

MUSKOKA IS DEPENDENT ON KEY PERSONNEL AND ANY TURNOVER COULD SERIOUSLY IMPEDE THE SUCCESS OF THE BUSINESS

Muskoka's success and execution of its business strategy will depend significantly upon the continuing contributions of, and on its ability to attract, train, and retain qualified personnel. In this regard, the Company is particularly dependent upon the services of Gord Cotton, its President and Director. Muskoka does not have an employment agreement with its sole officer, and as a result there is no assurance that Gord Cotton will continue to manage Muskoka in the future. The loss of the services of its Officer, or in the future any key employees, would have a material adverse impact on the further development of Muskoka's business.

THE OFFICER AND DIRECTOR, GORDON COTTON, IS RETIRED; THIS MAY CREATE A TIME CONFLICT OF INTEREST BETWEEN HIM AND MUSKOKA, WHICH COULD JEOPARDIZE FUTURE DEVELOPMENT OF MUSKOKA

Mr. Cotton, the Officer/Director, is retired and only plans to devote up to a maximum of fifteen hours per week to the development of Muskoka's business, but unforeseen conflicts may result in taking time away from the furtherance of Muskoka's business, which would negatively impact the development of the Company. Mr. Cotton may choose to return to full-time employment in the future, but at the present time, no plans or timeframes to do so exist.

THE LIMITED EXPERIENCE OF MUSKOKA'S CURRENT MANAGEMENT COULD HINDER OPERATIONS AND THEREFORE LIMIT ANY POTENTIAL GROWTH OR PROFITABILITY OF THE COMPANY

Current management of Muskoka has had limited experience in the start-up and development of an Internet online retail business. The lack of experience of the current Officer of the Company may prevent the Company from achieving growth and/or profitability in the future.

MUSKOKA CURRENTLY HAS ONE DIRECTOR, GORDON COTTON, WHO HAS SIGNIFICANT CONTROL ON ALL MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL WHICH COULD RESULT IN CORPORATE DECISIONS THAT NEGATIVELY IMPACT OTHER SHAREHOLDERS

Currently, Gord Cotton owns 67.45% of Muskoka Flooring's issued and outstanding common stock. As a result, he has significant control on the outcome of all matters submitted to a vote by stockholders, which may include the election of directors, amendments to the certificate of incorporation, and approval of significant corporate transactions.

NO DIVIDEND IS PAID BY MUSKOKA TO ITS HOLDERS OF COMMON SHARES AND NO DIVIDEND IS ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE, WHICH MAY DETER POTENTIAL INVESTORS FROM INVESTING IN ITS COMMON STOCK AND PREVENT HOLDERS OF ITS COMMON STOCK FROM SELLING THEIR SHARES IN THE FUTURE

Muskoka has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future; this may prevent investors from investing in Muskoka in the future and prevent shareholders of the common stock from ever selling their shares because of the lack of buyers.

INVESTORS WILL PAY MORE FOR MUSKOKA'S COMMON STOCK THAN THE PRO RATA PORTION OF THE COMPANY'S ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS TO SHAREHOLDERS

The arbitrary offering price of $0.05 per common share as determined herein, is substantially higher than the net tangible book value per share of Muskoka's common stock. Muskoka's assets do not substantiate a share price of $0.05 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

MUSKOKA HAS NO PUBLIC MARKET FOR ITS STOCK AND THERE IS NO ASSURANCE ONE WILL EVER DEVELOP; IF A MARKET DOES NOT DEVELOP SHAREHOLDERS MAY NOT BE ABLE TO EVER SELL THEIR SHARES RESULTING IN A COMPLETE LOSS OF THEIR INVESTMENT

There is no public market for Muskoka's shares of common stock. Selling shareholders will still be limited to selling the shares at $0.05 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

There is no assurance that Muskoka will be able to meet the requirement for a public listing. Further, even if Muskoka is able to have its Common Stock quoted or granted listing, there is no assurance that a market for the common shares will develop or that the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower.

Currently Muskoka has thirty-five shareholders and there is no guarantee that additional investors will purchase Muskoka's common stock.

VIRTUALLY ALL OF MUSKOKA'S SHAREHOLDERS WILL BE SELLING ALL OF THEIR SHARES, WHICH COULD NEGATIVELY IMPACT THE SHARE PRICE

The selling shareholders may sell or attempt to sell all of their shares being registered herein; as a result, the price of the stock may fall. Muskoka has a limited number of shares issued and outstanding. Sale of any significant amount of shares into the market would depress the share price and the share price may not appreciate thereafter.

                                 USE OF PROCEEDS

Muskoka Flooring Corporation will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                         DETERMINATION OF OFFERING PRICE

Currently, there is no established public market for our common shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Muskoka and do not bear any relationship whatsoever to our assets, earnings, book value or other criteria of value.

In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price considered for the shares.

                                    DILUTION

The Company is not selling any common shares and is not receiving any proceeds from the sale of securities by existing shareholders.

                            SELLING SECURITY HOLDERS

The following table sets forth information as of September 30, 2007 with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the concurrent offering.

NOTE: Our sole office and director, Gord Cotton, as of the date of this Prospectus owns 1,000,000 common shares, which are subject to Rule 144 restrictions.

Selling shareholders will still be limited to selling the shares at $0.05 per share (set offering price per share pursuant to this prospectus). To date, there have been no steps taken to list Muskoka's common stock on any public exchange for listing.

The percentages determined in these calculations are based upon 1,482,500 of our common shares issued and outstanding as of the date of this Prospectus. The table set forth below shows the number of shares and percentage before and after the public offering.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
                                                          Percentage Owned                                              Percentage
                                   Shares Owned Prior      Prior to this        Total of Shares       Total Shares     Owned After
   Name of Selling Shareholder      to this Offering          Offering          Offered for Sale     After Offering      Offering
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Gale Beauchamp                           12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Melissa Beauchamp                        12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Cindy Beauchamp                          12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Jill Allday                              12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Jon Allday                               12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Roy Partanen                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Moira Partanen                           12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Mark Cotton                              12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Elizabeth Wadeson                        12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Scott Cotton                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Gail Cotton                              12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Sergio Galli                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Laurel Galli                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Tony Galli                               12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Rosanna Francioni                        12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Sandra Celebre                           12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Tony Viola                               12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Tonina Viola                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Ken King                                 12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Sharon King                              12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Bruce Borrie                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Denise Neville                           12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------

                                       12


Brandon Neville                          12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Jackie Borrie                            12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Larry MacDonald                          12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Debbie MacDonald                         12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Margaret Hie                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Shaun Delaney                            12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Narendra Parbhunauth                     12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Vadewaitie Persaud                       12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Luis Labardo                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Lori Labardo                             12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Abigail Bagwell                          12,500                0.84%                  12,500                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
Zukang Xu                                70,000                4.72%                  70,000                 0              0%
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------
SELLING SECURITY
HOLDERS AS A                            482,500               32.55%                 482,500                 0              0.00%
GROUP
---------------------------------- -------------------- --------------------- --------------------- ----------------- -------------


The selling security holders, as a group, are hereby registering 482,500 common shares, of which after the effective date of this registration statement, they may sell at any time.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, has given certain undertakings in Part II of the Registration statement of which this registration statement is a part of, which in general, Muskoka commit to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Muskoka will not receive any of the proceeds from such sales. Muskoka is bearing all expenses in connection with the registration of the shares of the selling security holders estimated at $7,500.

Excluding the mentioned officer and director herein, to our knowledge, none of the selling shareholders:

1. Has had a material relationship with Muskoka Flooring Corporation other than as a shareholder, as noted above at any time since inception, July 20, 2005; or

2. Has ever been an officer or director of Muskoka Flooring Corporation.

                              PLAN OF DISTRIBUTION
General

Muskoka Flooring Corporation will not receive the proceeds from the sale of the shares by the selling security holders.

We will sell the shares only through Gordon Cotton, our President and Director. Mr. Cotton will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Cotton is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our President and a Director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Cotton has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Cotton is not selling any of his shares in this offering and has not sold any during the last twelve months.

Only after our prospectus is effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We confirm that we have not engaged and will not be engaging a finder in connection with this offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. Execute and deliver a subscription agreement; and
2. Deliver a check or certified funds to us for acceptance or rejection.

All checks or money orders for subscriptions must be made payable to "MUSKOKA FLOORING CORPORATION".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                LEGAL PROCEEDINGS

Muskoka Flooring Corporation is not a party to or aware of any threatened litigation of a material nature.

               DIRECTORS, OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table and subsequent discussion contain information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with Muskoka Flooring Corporation upon completion of the offering.

Name               Age      Term Served                  Title
-----              ---      -----------                  -----
Gord Cotton        70       Since February 26, 2006      President, Director and
                                                         Chief Financial Officer

The above persons may be deemed a "promoter" of Muskoka Flooring Corporation as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director.

Officer and Director Background:

Gordon Norman Cotton was born in 1937 in Toronto, Ontario. For 35 years he was employed in various positions by Bell Canada. After retiring from Bell Canada in 1991 he relocated to north central Ontario where he developed an interest in hardwood flooring and subsequently began researching and analyzing potential business models. Mr. Cotton has traveled to China to attempt to establish business relationships with manufacturers and distributors of hardwood flooring with the intent of importing hardwood flooring products and selling them in North America via the internet. Mr. Cotton currently anticipates devoting at most fifteen hours to the development of the Company per month, as he is retired and has other interests beyond Muskoka Flooring Corporation.

Currently Muskoka has no employees other than the current officer and director, Gord Cotton, which may create potential conflicts of interest. The Officer anticipates devoting, at a minimum fifteen hours per month to the furtherance of Muskoka over the next twelve months. The above times are estimations that will likely increase within the next twelve months as Muskoka continues to develop its proposed business plan as set forth herein. However, there is no guarantee that we will be successful in developing the business as we are subject to the many risks described in this registration statement beginning on page 6.

Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

We have not entered into any employment agreements with any of our employees and employment arrangements are all subject to the discretion of our board of directors.

No executive Officer or Director of Muskoka Flooring Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive Officer or Director of Muskoka Flooring Corporation is the subject of any pending legal proceedings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as it relates to our named Director and Executive Officer, and each person known to Muskoka to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position                Shares              Percent           Security
-----------------                ------              -------           --------
Gord Cotton
President and Director          1,000,000            67.45%            Common
===============================================================================
Officers and Directors as
a Group                         1,000,000            67.45%            Common

Gord Cotton's address is P.O. Box 293, 33 Card Avenue, Perkinsfield, Ontario, Canada L0L 2J0.

The above referenced common shares were paid for and issued on February 28, 2006, for consideration of $0.015 per share and a total consideration of $15,000.

                            DESCRIPTION OF SECURITIES

The following statements set forth summaries of the material provisions of our Certificate of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws, which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Muskoka Flooring Corporation's Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $.001 par value per share. As of the date of this Prospectus, there are 1,482,500 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution, or winding up of Muskoka, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of Common Stock do not have preemptive rights. In the future, preemptive rights may be granted by way of amendment of Muskoka Flooring's articles of incorporation, which would require a vote by the board of directors and shareholders on such matter.

Preferred Stock

Muskoka Flooring Corporation has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the shareholders and the board of directors.

Options and Warrants

Muskoka Flooring Corporation does not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants.

Dividend Policy

Muskoka Flooring Corporation has not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that Muskoka will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws.

Transfer Agent

Currently, Muskoka Flooring has no Transfer Agent.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of Muskoka Flooring Corporation for the period from inception on July 20, 2005 to June 30, 2007 included in this prospectus have been audited by Moore & Associates Chartered, Las Vegas, Nevada, as indicated in their report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

The validity of the issuance of the common stock offered in this offering will be passed upon for Muskoka Flooring Corporation by Stephen B. Jackson, Attorney at Law, and is included in this prospectus.

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our Director and Officer are indemnified as provided by the Delaware Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

The company was incorporated on July 20, 2005 under the laws of the State of Delaware. On that date, Paul Masi was appointed as President, Director and Chief Financial Officer. Mr. Masi resigned as President on February 26, 2006 for personal reasons and Mr. Gord Cotton was appointed President, Director and Chief Financial Officer.

                             DESCRIPTION OF BUSINESS
General

Muskoka Flooring Corporation ("Muskoka") was incorporated on July 20, 2005. Muskoka is a development stage company that plans to sell a full line of hardwood flooring products, materials, tools and accessories over the internet. Muskoka will not manufacture any equipment or goods, but will resell hardwood flooring products from various manufacturers through our website. Muskoka has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Muskoka has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Muskoka plans to develop and market an e-commerce enabled website which will attract prospective customers seeking hardwood flooring products. Specifically, the Company plans to market and sell through its website a full line of goods and products that would allow both consumers and contractors the ability to purchase all necessary materials to install or refinish a hardwood floor.

At this time government approval is not necessary for our business, and Muskoka is unaware of any significant government regulations that may impact its proposed business within the e-commerce marketplace.

Muskoka Flooring has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers.

The Company's mailing address is P.O. Box 293, 33 Card Avenue, Perkinsfield, Ontario, Canada L0L 2J0. The telephone number of our principal executive office is (705) 794-9481. The fax number is (905) 949-0601.

The Wood Flooring Industry

The wood flooring industry is both large and fragmented. It is a very competitive industry. Consumers and flooring contractors alike can choose from a full spectrum of flooring product suppliers. These suppliers include very large, well-capitalized international conglomerates, national chains of building supply warehouse stores, regional lumber supply chains, and small, locally owned building material supply stores. There are also many competitors selling flooring products online.

Muskoka plans to compete in this very competitive market by offering quality products at competitive prices accompanied by friendly, knowledgeable and efficient customer service.

The following research outlines the future growth of the flooring industry:

The $2.6 billion U.S. wood flooring market has made significant inroads in the domestic floor coverings industry over the past two decades. The inroads were stimulated by growing consumer acceptance of high-end hard surface flooring, as well as more diverse offerings by wood flooring manufacturers. Manufacturers now offer a wide range of species, colors, and custom-type designs. The industry has also stimulated demand with easier and less costly to install products such as prefinished, engineered, and glue less wood floors. These new products and technologies have increased competitive pressures, especially from foreign-based manufacturers. (RESEARCH FROM CATALINA RESEARCH, NOVEMBER 2005)

Increasing demand from both the residential and non-residential construction market has resulted in growth for the wood flooring market. The increased demand comes from various factors, including greater disposable incomes and more spending ability thanks to rising home values and the resulting rise in homeowner equity. As a result, the U.S. wood flooring market stood at $2.1 billion in 2005, up 2% over the previous year. A decline in the popularity of more standard wood types such as oak is giving way to the increased popularity of other less traditional woods such as maple, cherry, and pecan. Other trends influencing the market included an increase in demand for rustic, wider planks, exotic woods, distressed wood floors, and even less conventional bamboo flooring. (RESEARCH FROM SPECIALISTS IN BUSINESS INFORMATION (SBI), NOVEMBER 2006.)

Demand for non-resilient flooring (ceramic, wood, laminate, etc.), which is by far the most popular type of floor covering worldwide, will outpace sales of both resilient flooring (which includes vinyl, linoleum and rubber products), and carpets and rugs through 2010. As income levels climb, increases will be driven by the durability and ease of maintenance offered by non-resilient flooring, and supported by growing consumer preference for high-end and natural hard surface flooring products. Laminate flooring will register the strongest gains of any floor covering product segment due to its outstanding performance characteristics, which include resistance to scratching and nicking, ease of maintenance and the ability to mimic more costly stone and wood products. Resilient flooring will remain the second most widely used type of floor covering, with sales advances stimulated by its comparatively low cost, as well as by favorable performance characteristics such as high underfoot comfort, noise absorption, durability and wear resistance. (RESEARCH FROM THE FREEDONIA GROUP, DECEMBER, 2006)

Wood protection coatings and preservatives demand will achieve the most favorable gains in interior wood applications, such as flooring and cabinets. Flooring and cabinet production will be promoted by growth in repair and improvement spending, as the purchase of these items is common during remodeling activity. In order to maintain wood's position in interior uses, wood coating suppliers will strive to develop product lines that feature more colors, improved efficiency and enhanced durability. (RESEARCH FROM THE FREEDONIA GROUP, DECEMBER 2005.)

Our Business

Muskoka plans to offer for sale exotic hardwood flooring materials imported from Asia, South America, and other regions of the world, along with protective coatings, tools and accessories commonly used in the installation and maintenance of hardwood floors. We plan to sell these products via our website.

Types of Hardwoods

The types of hardwoods (with country of export and a brief description) we will offer will include (but are not limited to):

BAMBOO (CHINA)
Bamboo is stronger and more flexible than almost any wood flooring presently available. It is less blending than other hardwood, harder than oak and maple, with minimal shrinkage and swelling compared to most woods. Bamboo is more dimensionally stable (less expansion and contraction) than any commonly used wood flooring. Bamboo is a new innovation for decorative material, with products available in natural and carbonized (coffee) colors with several different styles. The color is in the product itself, not added on synthetically during production. The carbonized color is obtained by subjecting the bamboo to high pressure steam, which weakens the fibers. Bamboo flooring has the quality of a natural appearance and soft color, which adds a unique ambiance by giving warmth in the winter, coolness in the summer.

SIERRA MADRE PINE (MEXICO)
Sierra Madre Pine flooring has the traditional look of ponderosa pine flooring popular in the Southwest United States, but it is harder than the ponderosa pine grown in the USA. The long hot growing season with unpredictable and infrequent rains strengthens and hardens the wood fibers in Sierra Madre Pine. Kiln drying and the naturally dry air of the high desert in Mexico insure that, unlike pine from the humid coastal regions of the USA, Sierra Madre Pine is dry enough to prevent excessive shrinkage after installation.

HICKORY (UNITED STATES)
Hickory is the hardest of the North American indigenous wood species. It is twice as hard as oak. "Hickory" is not a single wood species. Hickory is a mixture of pignut, shagbark, pecan and bitternut hickory. The tree is relatively small so wider wood is expensive. This wood is commonly used for floors in commercial settings but is also popular for residential use. It can be sorted for heartwood color (medium brown) or sapwood color (pinkish white). Also popular are unsorted floors which are varied in color.

RUBBERWOOD (THAILAND)
Rubberwood is a medium density hardwood with hardness similar to Oak and Teak. This makes Rubberwood relatively harder than most other plantation timber species. The drying shrinkage of Rubberwood is relatively low compared to most hardwood with same density and this makes Rubberwood more dimensionally stable than most other timber species used for timber flooring. Most importantly, Rubberwood is easy, biodegradable and does not produce toxic waste or fumes during production, use or disposal. Since Rubberwood comes from a sustainable and manageable plantation resource it is thereby considered a true eco-friendly product.

BRAZILIAN CHERRY (BRAZIL)
Brazilian Cherry is the most popular hardwood flooring import from Brazil to North America. Brazilian Cherry is known for its hardness and durability. This exotic hardwood is a primary choice in both residential and commercial installations. It is available in both prefinished and unfinished formats and several sizes.

Brazilian Cherry from South America has a brownish-red color. It darkens from a tan/salmon color to a deep, reddish brown and is over twice as hard as domestic Red Oak. Brazilian Cherry is an extremely heavy wood; hard to cut, variable heartwood regarding color, from light brown to pink, to reddish brown, with some intense shadowing. Thick sapwood, notably differentiated, white slightly yellowed, uniform medium texture, regular to irregular grain of wood, rough and of poor shine surface; imperceptible scent.

TIGERWOOD (BRAZIL, BOLIVIA, PERU, GUATEMALA, AND MEXICO)
Tigerwood is a boldly striped species which has an orange/reddish brown background with wide dark brownish black striping. Tigerwood, as the name suggests, is a species which exhibits a wide range of color/striping. The striping can vary from fine lines to bold "brush strokes". The background color can range from light tans to darker orange browns. Tigerwood exhibits a large degree of color change with a pronounced darkening of the background under the stripes from an orangey tan to a deep reddish brown color, which then in turn makes the striping less contrasting and more subtle. Tigerwood is 170% as hard as red oak, and comes in various grades and sizes.

CORK (SOUTH AMERICA AND AUSTRALIA)
Cork has a durability that can be attributed to the finish, resilience and structure of the cork tiles. The finish that is applied to the surface protects it from moisture, chemicals, dirt and other damaging materials. The resilience of the floor aids in its durability because it tends to "give" which helps to resist scratching and denting. Many floors remain in service today after more than 80 years of commercial use. Cork flooring is made from the bark of the Cork Oak tree. The bark is stripped from the cork tree every nine years inflicting no damage upon the tree (cork is truly a renewable resource). Cork is very quiet to walk on making it an excellent flooring choice in public areas such as libraries and churches. Cork has a unique and natural look to it complementing classic and contemporary designs. Because of the durability of cork, it is suitable for both commercial and residential installation.

Other hardwoods to be offered on Muskoka's website include: (from Asia) Keruing, Meranti, Red Balau and Yellow Balau; (from South America) Eucalyptus, Spanish Cedar, Cumaru, Angelim Vermelho and Tatajuba.

The website will offer all the accessory wood pieces commonly required to complete a hardwood floor project, such as corner pieces, trim and molding. The website will also offer protective coatings (both oil-based and water-based), application tools and brushes, protective clothing and safety equipment, as well as books and manuals on how to install and maintain hardwood floors. As a benefit of purchasing materials from Muskoka, flooring contractors will have the option of listing their services and contact information on our website.

The above products will be displayed on the Muskoka website. As of the date of this prospectus, investors must be aware that the website is not completed and if it should become completed Muskoka cannot provide any assurance or guarantee that the above products will be sold on the website. Moreover, investors must be aware that Muskoka has no agreement, contract or other arrangement with the above suppliers to sell the products on the website.

Initially, we will ship directly from the manufacturer to the customer, with delivery costs passed through to the customer at the point of sale, on our website. We will have the ability to track the purchase from inception to delivery, in order to offer quality customer service. Our website will have full product descriptions, pricing, photographs, and helpful hints and links to other complimentary products often needed when purchasing flooring products.

As revenue grows, we may maintain a small inventory of commonly purchased products, if we can gain advantageous pricing by buying in bulk. Inventory management will be critical as the company grows, and if done poorly may have a severe negative impact on the business, potentially causing it to fail altogether. Currently we have no warehouse facilities.

Muskoka has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers.

The Company's mailing address is P.O. Box 293, 33 Card Avenue, Perkinsfield, Ontario, Canada L0L 2J0. The telephone number of our principal executive office is (705) 794-9481. The fax number is (905) 949-0601.

Internet Industry

The distribution of products over the Internet is one of the fastest growing business segments in the world. Management believes that with the proper marketing campaign, Muskoka's electronic-commerce enabled website can develop into profitable business selling hardwood flooring products directly to prospective retail customers as well as businesses and building contractors involved in the new home construction or renovation industries.

Target Market

Muskoka intends to increase customer awareness and demand for hardwood flooring products by implementing advertising and promotional campaigns addressed directly to businesses who are involved in the new home construction or renovation industry, as well as to individual customers who are seeking such materials for "do-it-yourself" home renovation projects.

Marketing and Strategy

Muskoka is currently in the process of developing an Internet website with full electronic commerce capabilities, which will be used to offer our products for sale to the consumer (www.muskokaflooring.net). Muskoka plans to promote the website and products listed by conventional advertising and marketing. Marketing programs will require the bulk of capital expenditure during the initial phases of Muskoka's business development. Marketing strategies will be designed to ultimately get consumers to Muskoka's website. The Company plans to accomplish this through various means including, but not limited to, radio and print media, and Internet advertising. In addition, Muskoka intends to increase customer awareness and demand for hardwood flooring products by implementing advertising and promotional campaigns addressed directly to businesses who are involved in the new home construction or renovation industry, as well as to individual customers who are seeking to such materials for "do-it-yourself" home renovation projects. Management believes that direct marketing will provide an effective method for selling products and provide the capability to measure results of sales.

The Company's objective will be to build customer awareness of Muskoka's business; specifically targeting both flooring contractors, as well as retail "do-it-yourself" customers. Muskoka will focus on continually seeking to acquire new visitors to its website at www.muskokaflooring.net. Management believes one of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Muskoka's online campaigns will likely target sites that generate high traffic from Internet users who fit Muskoka's customer profile. In order to create this market presence and increase customer awareness, Muskoka intends to promote our website on the most effective search engines, directories, and promotional sites the Internet offers. However, to date, there have been no arrangements or negotiations with any company regarding any alliance of any kind, for the above stated marketing strategies.

It is important to note that Muskoka has not yet fully developed our website, and there can be no assurance that Muskoka will be able to implement any marketing campaigns and strategies successfully.

While listing a website with search engines and promotional websites will be a high priority for the foundation of Muskoka's marketing campaign, targeted links with websites of similar interest will likely be another method management will employ to obtain visitors that are interested in Muskoka's products on its website such as home improvement type businesses, including but not limited to websites and vendors that sell/distribute home improvement or renovation goods and products.

Muskoka plans to search for websites that are of similar interest to our target audience in order to place targeted links. These links will have the potential to increase targeted traffic to Muskoka's website at a relatively nominal fee. Moreover, Muskoka intends to design a professional banner and place it with various websites on a "reciprocal" basis and may also purchase commercial online ad banners on highly trafficked websites that appeal to Muskoka's target audience. Muskoka plans to work with a third party company to send electronic message postings about our offerings in the various online communities that are visited by our target audience. To date, no specific arrangements or negotiations have been made with any such company.

Products

Muskoka Flooring Corporation does not manufacture or design any products. Rather Muskoka plans to develop an on-line business of selling hardwood flooring materials, wood accessories, protective coatings, application tools and brushes, protective clothing and safety equipment, as well as books and manuals on how to install and maintain hardwood floors through an Internet website. The website itself will be structured to host a comprehensive catalog from which consumers can shop for a variety of hardwood flooring products, materials, tools and accessories.

Implementation

As of September 2007, Muskoka has secured the domain name www.muskokaflooring.net. At this time the website is not functioning.

Second Quarter 2008: Muskoka plans to establish purchasing agreements with various manufacturers and arrange for the import and delivery of products on a per sale basis. We will initiate the development of our website by adding product lines to the site. The product lines will represent manufacturers of hardwood flooring products, materials, tools and accessories. The cost to accomplish these tasks is estimated at $1,500.

Third Quarter 2008: Muskoka plans to have shopping cart availability on its website. We will continue to expand our product offerings through a continuing effort to establish new relationships with manufacturers of our target products. The cost to accomplish these tasks has been estimated at $2,000.

Fourth Quarter 2008/First Quarter 2009: Muskoka plans to have a completed website, with multiple product lines that customers can readily navigate, giving them an opportunity to shop and compare the product lines on Muskoka's website. An additional $1,000 in cost is anticipated.

Once the website is completed, over the subsequent twelve months, Muskoka plans to implement a marketing campaign directed specifically at building traffic of "potential buyers" to its website. For this purpose management anticipates employing a third party who specializes in increasing web traffic to websites, such as PerfectTraffic.com, WebSiteTraffic.com and/or HitWise.com. Management anticipates that such a service that can guarantee visitors to its website will cost approximately $200 to $300 per month for every 50,000 visitors. However, even if Muskoka is successful in developing its proposed website and contracting a third party to increase web traffic there can be no guarantee or assurance that individuals will buy any of the products listed on Muskoka's website.

No guarantees or assurances can be made by Muskoka that it will accomplish its goals within the dates specified or within the costs estimated by the Company. Moreover, management has no current plan to substitute any additional products or services except those described herein (hardwood flooring products, materials, tools and accessories). No guarantee or assurance can be made that Muskoka's proposed business model will be effective in distributing these products.

The website will be designed to meet Muskoka's strategy of providing a broad selection of hardwood flooring products and materials from multiple manufacturers and distributors.

Potential investors should realize that as of the date of this Prospectus, Muskoka is currently in the process of developing the Internet website and at this time it is not fully operational.

Even if Muskoka is successful in developing and ultimately launching its proposed website (www.muskokaflooring.net), it's future success will be dependent on several critical factors including, but not limited to, successfully raising capital, market acceptance, and management's continued focus on the development of the business. Furthermore, Muskoka cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan. (See Risk Factors, beginning on page 6.)

Website

The proposed website will display a variety of hardwood flooring products, materials, tools and accessories, where shoppers will be able to take advantage of the convenience of one-stop shopping.

The website will be the core of Muskoka's business. It will be designed to provide consumers with quality information and solutions, where they can obtain informative product data and comparisons for their hardwood flooring needs at one site.

The key for successfully developing the website will be heavily dependent on the ability of management to establish relationships with manufacturers and distributors of hardwood flooring products, materials, tools and accessories. To date, no specific relationship has been made between Muskoka and any manufacturer, supplier and/or distributor of hardwood flooring products. Furthermore, Muskoka must be able to attract large numbers of potential buyers of hardwood flooring products and materials consistently to the site and offer products that are appealing. Management believes this can be accomplished through aggressive marketing campaigns as detailed above in "Marketing and Strategy". However, no guarantee can be given that Muskoka will be able to attract large numbers of buyers to its proposed website.

Currently Muskoka does not have any arrangements with any manufacturer, producer or supplier of hardwood flooring products, materials, tools or accessories, nor any storage facilities, or any import or delivery organizations.

Muskoka believes by providing a broad selection of quality products along with detailed information about the products through its proposed website, it will be able to compete within the growing marketplace for hardwood flooring products and materials.

Current Market Conditions

Management believes that the Internet as a medium for conducting business will continue to grow, particularly with the retail sales of hardwood flooring goods and products. For comments on the overall flooring industry, see "The Wood Flooring Industry", in this Prospectus.

Employees

Muskoka has no employees. Presently, Gord Cotton, officer/director, plans to devote approximately 15 hours per month, on the business.

Competition

The hardwood flooring products and materials market will continue to evolve and is extremely competitive, with competition likely to develop and intensify in the future. Management believes that it will be able to compete within the market by providing a high quality, user friendly website, where customers will be comfortable in purchasing hardwood flooring products and materials. However, Muskoka currently has not fully developed its website and there can be no assurance that the Company will be able to develop a website to which consumers will be receptive. In addition, there are competitors that are already well established and have greater financial resources than those of Muskoka. Muskoka would likely not be able to compete with these established companies if they expanded their business into on-line sales of hardwood flooring products and materials directly related to the Company's proposed business. Also, additional start-up companies may exist seeking to capitalize within the same marketplace that Muskoka anticipates profiting from, which would present additional competition to the Company that it may not be able to overcome, resulting in failure of the business plan.

Although the market is highly competitive Muskoka believes there are significant market opportunities for the sales of hardwood flooring products and materials through the Internet. Management believes it will be able to set itself apart by focusing its resources on marketing and providing a comprehensive distributor catalog on a website that is easy to navigate and provides quality information pertaining to the hardwood flooring industry as it relates to goods and products. In general, Muskoka's objective for the shopper is to provide solutions through a broad choice of quality flooring products along with detailed information on each product listed on the website. Currently, Muskoka has not fully developed its website (www.muskokaflooring.net).

The information within this registration statement focuses primarily on details regarding hardwood flooring goods and products and not on the flooring industry as a whole, in which Muskoka plans to operate. Potential investors should conduct their own separate investigation of the flooring industry in order to obtain a broader insight in assessing Muskoka's future business prospects.

Patents

Muskoka Flooring Corporation holds no patents.

Government Regulation

Government approval is not necessary for our business; however, the majority of our products and materials may be imported from countries which levy tariffs on exports and as such, Muskoka must abide by all import/export rules and regulations, and must constantly monitor said regulations for changes that may impact our business model. Other than the cost of importing products and materials it is anticipated that government regulations will have little or no effect on Muskoka's proposed business.

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with Muskoka's financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Company Overview

Muskoka Flooring Corporation was organized on July 20, 2005, and has not yet commenced any revenue-generating operations. Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever be listed or quoted in the future or ever have a market develop for its common stock.

Plan of Operations - General

Our plan of operations is to sell hardwood flooring products and materials though an internet website (www.muskokaflooring.net).

As of September 30, 2007 Muskoka Flooring had $10, 850 of cash on hand and available for expenses. Management believes this amount will satisfy the cash requirements of Muskoka for the next twelve months or until such a time additional proceeds are raised. Muskoka plans to satisfy our future cash requirements by additional equity financing. This will be in the form of private placements of common stock. There is no additional offering in the works at present. There can be no assurance that Muskoka will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the website and marketing campaigns, as well as legal and accounting fees. Muskoka depends upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that Muskoka will be successful in raising the capital the company requires. Management believes that if subsequent private placements are successful, Muskoka will be able to generate revenue from online sales of hardwood flooring goods and products and achieve liquidity within the following twelve to fourteen months thereof. However, investors should be aware that this is based upon speculation and there can be no assurance that Muskoka will ever be able reach a level of profitability.

As of the date of this registration statement Muskoka has not generated any revenue through its proposed business. To date all proceeds received by Muskoka were a result of the sale of its common stock.

Muskoka does not anticipate any significant research of any products. The Company does not expect the purchase or sale of plant or any significant equipment, and Muskoka does not anticipate any change in the number of employees in the next twelve months. Muskoka has no current material commitments. Muskoka has not generated any revenue since its inception.

Muskoka has no current plans, preliminary or otherwise, to merge with any other entity.

Muskoka is still considered to be a development stage company with no revenue. As such, Muskoka's future success will be dependent upon raising additional capital through placement of our common stock in order to continue with the business plan. There can be no assurance that Muskoka will be successful in raising the capital it requires through the sale of our common stock in order to continue as a going concern.

The following step will need to be accomplished in order for Muskoka to become fully operational:

   * Complete the development of the website. Management has estimated the time frame to accomplish this to be the end of the Fourth Quarter of 2008 and cost approximately $4,500.

   * In addition, Muskoka plans to allocate approximately $1,000 towards the initial phases of the marketing plan as described herein.

   * Muskoka has allocated $4,000 towards administrative expenses, which includes general fees to maintain the corporate status of the Company, Transfer Agent fees, and telephone/postage/printing expenses, as well as any deficiencies, if any, in the estimated expenses anticipated for completion of this registration statement, and the completion of the website as described herein.

As Muskoka expands its business, it will likely incur losses. Management plans on funding these losses through revenues generated through its proposed website. If Muskoka is unable to satisfy its capital requirements through its revenue production or if the Company is unable to raise additional capital through the sale of its common stock it may have to borrow funds in order to sustain its business. There can be no assurance or guarantee given that Muskoka Flooring will be able to borrow funds because it is a new business and the future success of the Company is highly speculative.

Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by Muskoka, potential investors should be aware that several unforeseen or unanticipated delays may impede Muskoka from accomplishing the above-described steps such as:

     * Problems may arise during the development of the Internet website with the programming and testing that management cannot overcome, creating a time delay and additional costs; and

     * Muskoka Flooring may find that potential investors are unreceptive to its business plan and have no interest in investing funds.

If either of these events should occur Muskoka would not be able to continue as a going concern and investors would lose all of their investment. In addition to the above factors investors should carefully read the Risk Factors described herein beginning on page 6.

In the event additional funds are secured by Muskoka there is no guarantee that the proposed marketing strategy will be effective in accomplishing the goals Muskoka has set. This may force management to redirect its efforts and create the need for additional time, money, and resources, of which, Muskoka may not be successful in providing.

At this time, management does not plan to commit any of their own funds towards the company's development. If and when this changes, management will file the appropriate disclosures in a timely manner.

                             DESCRIPTION OF PROPERTY

Muskoka Flooring Corporation's principle address is P.O. Box 293, 33 Card Avenue, Perkinsfield, Ontario, Canada L0L 2J0. Mr. Gord Cotton, Officer/Director, is currently providing his home office for Muskoka's office and mailing address. Mr. Cotton plans to continue to contribute this office space at no cost to the Company until such a time that the Company begins operations. The telephone number is (705) 794-9481.

Muskoka believes the property arrangement satisfies the Company's current needs and will be adequate up to the point that Muskoka begins operations, which is currently estimated to be in the First Quarter of 2009 at which point it may be required to rent or lease commercial property that is capable of providing adequate office space. Management anticipates rent on a per month basis for adequate commercial space will cost Muskoka approximately $1,000. This estimate is based upon local commercial spaces with approximately 500 to 1,000 square feet of office space. However, management plans to continue to utilize Mr. Cotton's home office until that space is no longer adequate. At this time no commercial property has been secured by Muskoka and there can be no assurance that an adequate space will be found by Muskoka when needed; or if adequate space can be found at the price currently estimated by management.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 8, 2005, the Company issued 171,600 common shares at $0.015 per share to the founding sole director and President, Paul Massi for net cash proceeds of $2,574 to the Company. Mr. Massy resigned as an officer, director and President on February 26, 2006 and Gordon Cotton was appointed sole director and President. On February 28, 2006 the Company issued 828,400 common shares at $0.015 to Mr. Cotton for net cash proceeds of $12,426. In a private transaction, Mr. Cotton purchased Mr. Massi's 171,600 shares at the price of $0.015 per share increasing Mr. Cotton's share holding to 1,000,000 common shares for total consideration of $15,000. These shares are considered restricted under Rule 144 of the Securities and Exchange Commission Act (the "Act").

The thirty-four (34) selling shareholders of Muskoka Flooring Corporation currently hold a total of 482,500 common shares and paid consideration of $0.03 per share. The common shares were issued between January and October of 2006. These shares were issued under Regulation S promulgated under the Securities Act of 1933 to the thirty-four private non-affiliated shareholders. At the time these shares were purchased none of the thirty-four shareholders were an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 3(b) on the basis that the transactions did not involve a public offering.

Related Party Transactions

Currently, there are no contemplated transactions that Muskoka may enter into with our officers, directors or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the SEC on the proper form making such transaction available for the public to view.

Muskoka has no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by him will be available for any specific length of time in the future. Gord Cotton anticipates initially devoting fifteen hours per month of his available time to Muskoka's affairs. If and when the business operations increase and a more extensive time commitment is needed, Mr. Cotton is prepared to devote more time to Muskoka's affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for Muskoka Flooring's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

Gord Cotton, officer and director, currently owns 1,000,000 common shares. The shares were purchased on February 28, 2006 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 1,000,000 Rule 144 shares on this Registration Statement. In February, 2007, the 1,000,000 Rule 144 shares purchased by Mr. Gord Cotton will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. Gord Cotton will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h).

Holders

As of the date of this registration statement, there were a total of thirty-five
(35) active stockholders, including the officer and director.

Dividends

Muskoka Flooring Corporation has not paid any dividends to date, and has no plans to do so in the foreseeable future.

                             EXECUTIVE COMPENSATION

Muskoka has made no provisions for cash compensation or for non-cash compensation to our officers and director. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options or SAR grants given to any of our executive officers for the life of Muskoka.

Muskoka does not presently have a stock option plan. However, in the future, Muskoka may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31st. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

FINANCIAL STATEMENTS to June 30, 2007 (Audited)
Report of independent registered public accounting firm
Interim Balance Sheets
Interim Statements of Operations
Interim Statement of Stockholders' Equity
Interim Statements of Cash Flows
Notes to the Financial Statements



FINANCIAL STATEMENTS to September 30, 2007
Interim Balance Sheets
Interim Statements of Operations
Interim Statement of Stockholders' Equity
Interim Statements of Cash Flows
Notes to the Financial Statements

                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          INTERIM FINANCIAL STATEMENTS

                                  JUNE 30, 2007















REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

INTERIM BALANCE SHEET

INTERIM STATEMENTS OF OPERATIONS

INTERIM STATEMENTS OF STOCKHOLDERS' EQUITY

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO INTERIM FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED
   ACCOUNTANTS AND ADVISORS
         PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS
MUSKOKA FLOORING CORPORATION
A Development Stage Company)


We have audited the accompanying balance sheet of Muskoka Flooring Corporation (A Development Stage Company) as of December 31, 2006 and December 31, 2005 and for the six months ended June 30, 2007, and the related statements of operations, stockholders' equity and cash flows through December 31, 2006, and for the six months then ended June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Muskoka Flooring Corporation (A Development Stage Company) as of December 31, 2006 and December 31, 2005 and for the six months ended June 30, 2007 and the results of its operations and its cash flows through December 31, 2006, and for the six months then ended June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred an accumulated deficit of $22,096 through June 30, 2007 which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates Chartered
Las Vegas, Nevada
October 22, 2007


               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                        (702) 253-7499 FAX (702) 253-7501



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                             INTERIM BALANCE SHEETS

                                    (AUDITED)


                                                                 Six months ended     December 31, 2006     December 31, 2005
                                                                   June 30, 2007

-------------------------------------------------------------- ---------------------- --------------------- ----------------------
ASSETS

CURRENT ASSETS
    Cash                                                                $     13,379           $       270           $      2,588

-------------------------------------------------------------- ---------------------- --------------------- ----------------------
 TOTAL ASSETS                                                                 13,379                   270                  2,588
============================================================== ====================== ===================== ======================

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
      Accounts payable and accrued liabilities                          $      6,000           $     2,000           $          -
      Due to related party                                                         -                     -                    991
-------------------------------------------------------------- ---------------------- --------------------- ----------------------

                                                                               6,000                 2,000                    991
-------------------------------------------------------------- ---------------------- --------------------- ----------------------


STOCKHOLDERS' EQUITY (DEFICIT )
   Capital stock (Note 3)
     Authorized
      75,000,000 shares of common stock, $0.001 par value,
     Issued and outstanding
      1,482,500 shares of common stock                                        14,825                14,825                    172
      Additional paid in capital                                              14,650                14,650                  2,402
      Subscriptions Receivable                                                     -               (17,032)                     -
-------------------------------------------------------------- ---------------------- --------------------- ----------------------

-------------------------------------------------------------- ---------------------- --------------------- ----------------------
   Deficit accumulated during the development stage                          (22,096)              (14,173)                  (977)
-------------------------------------------------------------- ---------------------- --------------------- ----------------------

-------------------------------------------------------------- ---------------------- --------------------- ----------------------
     Total Equity                                                              7,378                (1,730)                 1,597
-------------------------------------------------------------- ---------------------- --------------------- ----------------------

-------------------------------------------------------------- ---------------------- --------------------- ----------------------
     Total Liabilities & Equity                                         $     13,379           $       270           $      2,588
============================================================== ====================== ===================== ======================




    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENTS OF OPERATIONS






                                                                                                              Cumulative results
                                                                                                              of operations from
                                                                                                              July 25, 2005 (date
                                          Six months ended                                                     of inception) to
                                           June 30, 2007         December 31, 2006      December 31, 2005        June 30, 2007
                                             (Audited)                (Audited)              (Audited)              (Audited)
  ------------------------------------ ----------------------- ----------------------- --------------------- ----------------------
  EXPENSES

     Office and general                  $            (89)        $           (394)     $           (137)      $            (620)
     Exchange                                         166                        -                     3                     169
     Professional fees                             (8,000)                 (12,802)                 (843)                (21,645)
  ------------------------------------ ----------------------- ----------------------- --------------------- ----------------------

  NET LOSS                               $         (7,923)        $        (13,196)     $           (977)      $         (22,096)
  ==================================== ======================= ======================= ===================== ======================




  BASIC NET LOSS PER SHARE               $           0.00         $           0.00      $           0.00
  ====================================== ==================== ====================== ======================

  WEIGHTED AVERAGE
  NUMBER OF COMMON                              1,031,742                  876,017                25,902
  SHARES OUTSTANDING
  ====================================== ==================== ====================== ======================


    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

              INTERIM STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                 FROM INCEPTION (JULY 25, 2005) TO JUNE 30, 2007


                                                                                                       Deficit
                                                                                                     Accumulated
                                                                       Additional        Share        During the
                                                                        Paid-in      Subscription    Development
                                             Common Stock               Capital       Receivable        Stage          Total
                                   -------------------- ------------
                                    Number of shares      Amount
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -----------
Balance, July 25,2005                                -  $          - $            - $            - $               - $         -
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -----------

Net Loss, December 31, 2005                          -             -              -              -              (977)       (977)

Common stock issued for cash at
$0.015 per share                               171,600           172          2,402                                        2,574
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -----------

---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -----------
Balance, December 31, 2005                     171,600  $        172 $        2,402 $            -  $           (977) $    1,597
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -----------

Net Loss, December 31, 2006                          -             -              -              -           (13,196)    (13,196)

Common stock issued for cash at
$0.015 per share                               828,400           828         11,598         (2,557)                        9,869
Common stock issued for cash at
$0.030 per share                               482,500           482         13,993        (14,475)                            -
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -----------
Balance, December 31, 2006                   1,482,500  $      1,482 $       27,993 $      (17,032) $        (14,173) $   (1,730)
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -----------

Net loss June 30, 2007                               -            -              -              -             (7,923)     (7,923)

Subscriptions received                               -            -              -         17,032                  -      17,032
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -----------

Balance, June 30, 2007                       1,482,500  $     1,482  $      27,993  $           -   $        (22,096)$     7,379
================================== ==================== ============ ============== ============== ================= ===========


    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENTS OF CASH FLOWS




                                                                                                          Cumulative
                                                                                                          results of
                                 operations from
                                                                                                       inception (July
                                                        Six months     December 31,    December 31,      25, 2005) to
                                                        ended June         2006            2005         June 30, 2007
                                                         30, 2007       (Audited)        (Audited)        (Audited)
----------------------------------------------------- --------------- --------------- ---------------- -----------------
CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net loss                                            $      (7,923)   $    (13,196)   $       (977)     $     (22,096)

  Adjustment to reconcile net loss to net cash
used in operating activities
      - accrued liabilities                                   4,000           2,000               -              6,000
      - prepaid expense                                           -                               -                  -
      -shareholder loan                                           -            (991)            991                  -
----------------------------------------------------- --------------- --------------- ---------------- -----------------

NET CASH PROVIDED IN OPERATING                               (3,923)        (12,187)             14            (16,096)
ACTIVITIES
----------------------------------------------------- --------------- --------------- ---------------- -----------------

INVESTING ACTIVITIES                                              -               -               -                  -

CASH FLOWS FROM FINANCING
 ACTIVITIES
   Proceeds from sale of common stock                             -          26,901           2,574             29,475
   Subscription receivable                                        -         (17,032)              -                  -
   Subscriptions received                                    17,032
----------------------------------------------------- --------------- --------------- ---------------- -----------------

NET CASH PROVIDED BY FINANCING                               17,032           9,869           2,574             29,475
ACTIVITIES
----------------------------------------------------- --------------- --------------- ---------------- -----------------

NET INCREASE (DECREASE) IN CASH                              13,109          (2,318)          2,588             13,379

CASH, BEGINNING OF PERIOD                                       270           2,588               -                  -
----------------------------------------------------- --------------- --------------- ---------------- -----------------

CASH, END OF PERIOD                                   $      13,379             270    $      2,588      $      13,379
===================================================== =============== =============== ================ =================

Supplemental cash flow information and noncash financing activities: Cash paid for:
  Interest                                                             $          -    $          -      $           -
===================================================== =============== =============== ================ =================

  Income taxes                                                         $          -    $          -      $           -
===================================================== =============== =============== ================ =================

    The accompanying notes are an integral part of these financial statements

                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                    (AUDITED)
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

Muskoka Flooring Corporation. (the "Company") is in the initial development stage and was organized to engage in the business of selling a full line of hardwood flooring products, materials, tools and accessories over the internet.

GOING CONCERN
The Company commenced operations on July 25, 2005 and has not realized revenues since inception. The Company has a deficit accumulated to the period ended June 30, 2007 in the amount of $22,096. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of Founders shares. As of June 30, 2007 the Company had issued 1,000,000 founder shares at $0.015 per share for net proceeds of $15,000 to the Company and issued 482,500 private placement shares at $0.03 per share for net proceeds $14,475.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

ORGANIZATION
The Company was incorporated on July 25, 2005 in the State of Delaware. The fiscal year end of the Company is December 31.

BASIS OF PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principals on a basis consistent with those followed in the most recent audited financial statements.

DEVELOPMENT STAGE COMPANY
The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No.7.

USE OF ESTIMATES AND ASSUMPTIONS
Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

FINANCIAL INSTRUMENTS
All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

LOSS PER COMMON SHARE
Basic earnings(loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potential dilutive securities, the accompanying presentation is only on the basic loss per share.

--------------------------------------------------------------------------------

INCOME TAXES
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at June 30, 2007 the Company had net operating loss carry forwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from the loss carry forwards.

STOCK-BASED COMPENSATION
SFAS No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION"., as issued by the Financial Accounting Standards Board ("FASB"), as amended by SFAS No.148 "ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE", encourages the use of fair value based method of accounting for the stock-based employee compensation. SFAS No. 123 allows entities to continue to apply the intrinsic value method prescribed by Accounting Principles Board Opinion 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB 25") and related interpretations and provide pro forma disclosures of net income (loss) and earnings (loss) per share. Under APB 25, compensation cost is measured based on the excess, if any, of the quoted market price or the fair value of the company's stock at the grant date (or a later date where the option has variable terms that depend on events after the date of grant) over the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. SFAS 123 allows but does not require that compensation cost resulting from the granting of stock options be measured and reported currently in the income statement and allocated over the remaining life of the option.

The Company has elected to follow APB 25 and provide the pro forma disclosures required under SFAS 123 with respect to stock options granted to employees. The Company will provide pro-forma information and expense information, respectively, as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No. 44, ACCOUNTING OF CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION-AN INTERPRETATION OF APB OPINION NO. 25 ("Fin 44"), which provides guidance as to certain applications of APB 25. Fin 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

To November 30, 2006 the Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that financial instruments issued in the form that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

--------------------------------------------------------------------------------

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, SHARE-BASED PAYMENT. ("SFAS No. 123(R)") which requires that the compensation cost relating to share-based payments, such as stock options and employee stock purchase plans, be recognized in financial statements based on the grant-date fair value of the award. SFAS No. 123(R) is effective for all interim periods beginning with the Company's year end of April 30, 2006.

Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, "EXCHANGES OF NON-MONETARY ASSETS - AN AMENDMENT OF APB OPINION NO. 29 ACCOUNTING FOR NON-MONETARY TRANSACTIONS"("SFAS 153"). SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets and adds exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operation.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("Fin 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special Purpose Entities"). The Interpretation is generally in effect for interim annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on issue 00-21, "Revenue Arrangements with Multiple Deliveries" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 3- STOCKHOLDERS EQUITY
--------------------------------------------------------------------------------

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

On December 8, 2005, the Company issued 171,600 common shares at $0.015 per share to the Founding sole director and President of the Company for net cash proceeds of $2,574 to the Company. On February 28, 2006 the Company issued 828,400 common shares at $0.015 to the succeeding and current sole director and President for net cash proceeds of $12,426. The Company issued 482,500 shares at $0.030 per share for net proceeds to the Company of $14,475.

NOTE 4 - INCOME TAXES
--------------------------------------------------------------------------------

The Company has adopted the FASB No. 109 for reporting purposed. As of June 30, 2007 the Company had a net operating loss carry forwards of approximately $22,096 that may be available to reduce future years' taxable income and will expire beginning in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          INTERIM FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2007















INTERIM BALANCE SHEET

INTERIM STATEMENTS OF OPERATIONS

INTERIM STATEMENTS OF STOCKHOLDERS' EQUITY

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO INTERIM FINANCIAL STATEMENTS




                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                             INTERIM BALANCE SHEETS



                                                                Nine months ended     December 31, 2006      December 31, 2005
                                                                September 30, 2007         (Audited)              (Audited)
------------------------------------------------------------- ---------------------- --------------------- ----------------------
ASSETS

CURRENT ASSETS
    Cash                                                        $            10,850    $             270    $             2,588

------------------------------------------------------------- ---------------------- --------------------- ----------------------
 TOTAL ASSETS                                                                10,850                  270                  2,588
============================================================= ====================== ===================== ======================

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
      Accounts payable and accrued liabilities                  $             5,500    $           2,000    $                 -
      Due to related party                                                        -                    -                    991
------------------------------------------------------------- ---------------------- --------------------- ----------------------

                                                                              5,500                2,000                    991
------------------------------------------------------------- ---------------------- --------------------- ----------------------


STOCKHOLDERS' EQUITY (DEFICIT )
   Capital stock (Note 3)
     Authorized
      75,000,000 shares of common stock, $0.0001 par value,
     Issued and outstanding
      1,482,500 shares of common stock                                       14,825               14,825                    172
         Additional paid in capital                                          14,650               14,650                  2,402
        Subscriptions Receivable                                                  -              (17,032)                     -
------------------------------------------------------------- ---------------------- --------------------- ----------------------

------------------------------------------------------------- ---------------------- --------------------- ----------------------
   Deficit accumulated during the development stage                         (24,125)             (14,173)                  (977)
------------------------------------------------------------- ---------------------- --------------------- ----------------------

------------------------------------------------------------- ---------------------- --------------------- ----------------------
     Total Equity                                                             5,350               (1,730)                 1,597
------------------------------------------------------------- ---------------------- --------------------- ----------------------

------------------------------------------------------------- ---------------------- --------------------- ----------------------
     Total Liabilities & Equity                                 $            10,850    $             270    $             2,588
============================================================= ====================== ===================== ======================


    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENTS OF OPERATIONS







                                                                                                        Cumulative results
                                                                                                        of operations from
                                      Nine months ended                                                 July 25, 2005 (date
                                        September 30,      December 31, 2006      December 31, 2005      of inception) to
                                            2007               (Audited)              (Audited)         September 30, 2007
  ----------------------------------- ------------------ ----------------------- --------------------- ----------------------
  EXPENSES

     Office and general                 $        (118)      $          (394)       $         (137)         $           (649)
       Exchange                                   166                     -                     3                       169
       Professionalfees                       (10,000)              (12,802)                 (843)                  (23,645)
  ----------------------------------- ------------------ ----------------------- --------------------- ----------------------

  NET LOSS                              $      (9,952)      $       (13,196)       $         (977)         $        (24,125)
  =================================== ================== ======================= ===================== ======================




  BASIC NET LOSS PER SHARE              $        0.00       $          0.00        $         0.00

  =================================== ================= ====================== ======================

  WEIGHTED AVERAGE
  NUMBER OF COMMON                          1,045,215               876,017                25,902
  SHARES OUTSTANDING
  =================================== ================= ====================== ======================


    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

              INTERIM STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FROM INCEPTION (JULY 25, 2005) TO SEPTEMBER 30, 2007


                                                                                                       Deficit
                                                                                                     Accumulated
                                                                       Additional        Share        During the
                                                                        Paid-in      Subscription    Development
                                             Common Stock               Capital       Receivable        Stage           Total
                                   ---------------------------------
                                    Number of shares      Amount
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -------------

Balance, July 25,2005                                -  $         -  $           -  $           -  $              -   $         -
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -------------

Net Loss, December 31, 2005                          -            -              -              -              (977)         (977)

Common stock issued for cash at
$0.015 per share                               171,600          172          2,402                                          2,574
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -------------

---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -------------
Balance, December 31, 2005                     171,600  $       172  $       2,402  $           -  $           (977)  $     1,597
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -------------

Net Loss, December 31, 2006                          -            -              -              -           (13,196)      (13,196)

Common stock issued for cash at
$0.015 per share                               828,400          828         11,598         (2,557)                          9,869
Common stock issued for cash at
$0.030 per share                               482,500          482         13,993        (14,475)                              -
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -------------
Balance, December 31, 2006                   1,482,500  $     1,482  $      27,993  $     (17,032) $        (14,173)  $    (1,730)
---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -------------

Net loss September 30, 2007                          -            -              -              -           (9,952)        (9,952)

Subscriptions received                               -            -              -        17,032                  -        17,032

---------------------------------- -------------------- ------------ -------------- -------------- ----------------- -------------

Balance, September 30, 2007                  1,482,500  $     1,482  $      27,993  $          -   $        (24,125)  $     5,350
================================== ==================== ============ ============== ============== ================= =============



    The accompanying notes are an integral part of these financial statements



                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENTS OF CASH FLOWS



                                                                                                               Cumulative
                                                                                                               results of
                                                                                                               operations
                                                                                                                  from
                                                                                                                inception
                                                            Nine months     December 31,      December 31,      (July 25,
                                                               ended            2006             2005           2005) to
                                                           September 30,     (Audited)          (Audited)       September
                                                               2007                                             30, 2007
--------------------------------------------------------- ---------------- --------------- ------------------ --------------
CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net loss                                                $     (9,952)     $     (13,196)  $          (977)  $    (24,125)
  Adjustment to reconcile net loss to net cash
   used in operating activities
      - accrued liabilities                                      3,500              2,000                 -          5,500
      - prepaid expense                                              -                                    -              -
      - shareholder loan                                             -               (991)              991              -
--------------------------------------------------------- ---------------- --------------- ------------------ --------------

NET CASH PROVIDED IN OPERATING                                  (6,452)           (12,187)               14        (18,625)
ACTIVITIES
--------------------------------------------------------- ---------------- --------------- ------------------ --------------

INVESTING ACTIVITIES                                                 -                                    -              -

CASH FLOWS FROM FINANCING
 ACTIVITIES
   Proceeds from sale of common stock                                -             26,901             2,574         29,475
    Subscription receivable                                          -            (17,032)                -              -
    Subscriptions received                                      17,032
--------------------------------------------------------- ---------------- --------------- ------------------ --------------

NET CASH PROVIDED BY FINANCING
ACTIVITIES                                                      17,032              9,869             2,574         29,475
--------------------------------------------------------- ---------------- --------------- ------------------ --------------

NET INCREASE (DECREASE) IN CASH                                 10,580             (2,318)            2,588         10,850

CASH, BEGINNING OF PERIOD                                          270              2,588                 -              -
--------------------------------------------------------- ---------------- --------------- ------------------ --------------

CASH, END OF PERIOD                                       $     10,850      $         270   $         2,588    $    10,850
========================================================= ================ =============== ================== ==============

Supplemental cash flow information and noncash financing activities: Cash paid for:
  Interest                                                                  $           -   $             -    $         -
========================================================= ================ =============== ================== ==============

  Income taxes                                                              $           -   $             -    $         -
========================================================= ================ =============== ================== ==============


    The accompanying notes are an integral part of these financial statements

                          MUSKOKA FLOORING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

Muskoka Flooring Corporation. (the "Company") is in the initial development stage and was organized to engage in the business of selling a full line of hardwood flooring products, materials, tools and accessories over the internet.

GOING CONCERN
The Company commenced operations on July 25, 2005 and has not realized revenues since inception. The Company has a deficit accumulated to the period ended September 30, 2007 in the amount of $24,125. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of Founders shares. As of September 30, 2007 the Company had issued 1,000,000 founder shares at $0.015 per share for net proceeds of $15,000 to the Company and issued 482,500 private placement shares at $0.03 per share for net proceeds $14,475.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

ORGANIZATION
The Company was incorporated on July 25, 2005 in the State of Delaware. The fiscal year end of the Company is December 31.

BASIS OF PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principals on a basis consistent with those followed in the most recent audited financial statements.

DEVELOPMENT STAGE COMPANY
The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No.7.

USE OF ESTIMATES AND ASSUMPTIONS
Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

FINANCIAL INSTRUMENTS
All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

LOSS PER COMMON SHARE
Basic earnings(loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potential dilutive securities, the accompanying presentation is only on the basic loss per share.

--------------------------------------------------------------------------------

INCOME TAXES
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at September 30, 2007 the Company had net operating loss carry forwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from the loss carry forwards.

STOCK-BASED COMPENSATION
SFAS No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION"., as issued by the Financial Accounting Standards Board ("FASB"), as amended by SFAS No.148 "ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE", encourages the use of fair value based method of accounting for the stock-based employee compensation. SFAS No. 123 allows entities to continue to apply the intrinsic value method prescribed by Accounting Principles Board Opinion 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB 25") and related interpretations and provide pro forma disclosures of net income (loss) and earnings (loss) per share. Under APB 25, compensation cost is measured based on the excess, if any, of the quoted market price or the fair value of the company's stock at the grant date (or a later date where the option has variable terms that depend on events after the date of grant) over the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. SFAS 123 allows but does not require that compensation cost resulting from the granting of stock options be measured and reported currently in the income statement and allocated over the remaining life of the option.

The Company has elected to follow APB 25 and provide the pro forma disclosures required under SFAS 123 with respect to stock options granted to employees. The Company will provide pro-forma information and expense information, respectively, as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No. 44, ACCOUNTING OF CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION-AN INTERPRETATION OF APB OPINION NO. 25 ("Fin 44"), which provides guidance as to certain applications of APB 25. Fin 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

To November 30, 2006 the Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that financial instruments issued in the form that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

--------------------------------------------------------------------------------

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that financial instruments issued in the form that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, SHARE-BASED PAYMENT. ("SFAS No. 123(R)") which requires that the compensation cost relating to share-based payments, such as stock options and employee stock purchase plans, be recognized in financial statements based on the grant-date fair value of the award. SFAS No. 123(R) is effective for all interim periods beginning with the Company's year end of April 30, 2006. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, "EXCHANGES OF NON-MONETARY ASSETS - AN AMENDMENT OF APB OPINION NO. 29 ACCOUNTING FOR NON-MONETARY TRANSACTIONS"("SFAS 153"). SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets and adds exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after September 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operation.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("Fin 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special Purpose Entities"). The Interpretation is generally in effect for interim annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on issue 00-21, "Revenue Arrangements with Multiple Deliveries" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after September 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 3- STOCKHOLDERS EQUITY
--------------------------------------------------------------------------------

The Company's capitalization is 75,000,000 common shares with a par value of $0.0001 per share.

On December 8, 2005, the Company issued 171,600 common shares at $0.015 per share to the Founding sole director and President of the Company for net cash proceeds of $2,574 to the Company. On February 28, 2006 the Company issued 828,400 common shares at $0.015 to the succeeding and current sole director and President for net cash proceeds of $12,426. The Company issued 482,500 shares at $0.030 per share for net proceeds to the Company of $14,475.

NOTE 4 - INCOME TAXES
--------------------------------------------------------------------------------

The Company has adopted the FASB No. 109 for reporting purposed. As of September 30, 2007 the Company had a net operating loss carry forwards of approximately $24,125 that may be available to reduce future years' taxable income and will expire beginning in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.



   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

Muskoka has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

 PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Delaware law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                     Amount
   - Legal/Accounting              $  5,000
   - Postage/Printing                   500
   - Transfer Agent                   2,000
=============================================
Total                              $  7,500

   Note: All expenses are estimates.

                     RECENT SALES OF UNREGISTERED SECURITIES


The following sets forth information relating to all previous sales of common stock by the Registrant, which sales were not registered under the Securities Act of 1933.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.015 per share to our President, Gord Cotton, on February 26, 2006. The total amount received from this offering was $ 15,000. These shares were purchased pursuant to Regulation S of the Securities Act. The shares are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 1,000,000 Rule 144 shares on this registration statement. In February, 2007, the 1,000,000 Rule 144 shares purchased by Mr. Cotton will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. Cotton will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h). The foregoing purchase and sale was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

Between January 1, 2006 and October 10, 2006 we completed an offering of 482,500 shares of our common stock at a price of $0.03 per share to a total of thirty-four purchasers. The total amount received from this offering was $14,475. At the time these shares were purchased none of the thirty-four (34) shareholders were an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to
Section 3(b) on the basis that the transactions did not involve a public offering.

These shares were purchased pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

---------------------------------------- ---------------------------
        Purchasing Shareholder                Shares Purchased
---------------------------------------- ---------------------------
Gale Beauchamp                                     12,500
---------------------------------------- ---------------------------
Melissa Beauchamp                                  12,500
---------------------------------------- ---------------------------
Cindy Beauchamp                                    12,500
---------------------------------------- ---------------------------
Jill Allday                                        12,500
---------------------------------------- ---------------------------
Jon Allday                                         12,500
---------------------------------------- ---------------------------
Roy Partanen                                       12,500
---------------------------------------- ---------------------------
Moira Partanen                                     12,500
---------------------------------------- ---------------------------
Mark Cotton                                        12,500
---------------------------------------- ---------------------------
Elizabeth Wadeson                                  12,500
---------------------------------------- ---------------------------
Scott Cotton                                       12,500
---------------------------------------- ---------------------------
Gail Cotton                                        12,500
---------------------------------------- ---------------------------
Sergio Galli                                       12,500
---------------------------------------- ---------------------------
Laurel Galli                                       12,500
---------------------------------------- ---------------------------
Tony Galli                                         12,500
---------------------------------------- ---------------------------
Rosanna Francioni                                  12,500
---------------------------------------- ---------------------------
Sandra Celebre                                     12,500
---------------------------------------- ---------------------------
Tonina Viola                                       12,500
---------------------------------------- ---------------------------
Toni Viola                                         12,500
---------------------------------------- ---------------------------
Ken King                                           12,500
---------------------------------------- ---------------------------

Sharon King                                        12,500
---------------------------------------- ---------------------------
Bruce Borrie                                       12,500
---------------------------------------- ---------------------------
Denise Neville                                     12,500
---------------------------------------- ---------------------------
Brandon Neville                                    12,500
---------------------------------------- ---------------------------
Jackie Borrie                                      12,500
---------------------------------------- ---------------------------
Larry MacDonald                                    12,500
---------------------------------------- ---------------------------
Debbie MacDonald                                   12,500
---------------------------------------- ---------------------------
Margaret Hie                                       12,500
---------------------------------------- ---------------------------
Shaun Delaney                                      12,500
---------------------------------------- ---------------------------
Narendra Parbhunauth                               12,500
---------------------------------------- ---------------------------
Vadewaitie Persaud                                 12,500
---------------------------------------- ---------------------------
Luis Labardo                                       12,500
---------------------------------------- ---------------------------
Lori Labardo                                       12,500
---------------------------------------- ---------------------------
Abigail Bagwell                                    12,500
---------------------------------------- ---------------------------
Zukang Xu                                          70,000
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                                    EXHIBITS

The following exhibits are filed as part of this registration statement:

    Exhibit Number           Exhibit Name                            Location
    --------------           ------------                            --------
    3.1                      Certificate of Incorporation
    3.2                      By-Laws
    5.1                      Opinion re: Legality
    23.1                     Consent of Experts

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

                                  UNDERTAKINGS

 The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of the securities of the undersigned small business pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in Perkinsfield, Ontario, on December 21, 2007.

                   MUSKOKA FLOORING CORPORATION

                   /s/ GORD COTTON
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                       Gord Cotton
                       President and Director
                       Principal Executive Officer
                       Principal Financial Officer
                       Principal Accounting Officer